UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 28, 2005

PalmSource, Inc.

(Exact name of registrant as specified in charter)

Delaware	000-50402	77-0586278
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1188 East Arques Avenue, Sunnyvale CA	94085-4602
(Address of principal executive offices)	(Zip Code)

(408) 400-3000

Registrant’s telephone number, including area code

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On June 28, 2005, the Compensation Committee of the Board of Directors of PalmSource, Inc. (“PalmSource” or the “Company”) approved a temporary increase in compensation for Patrick McVeigh, the Company’s interim CEO. During the time that Mr. McVeigh serves in the capacity of the Company’s interim CEO, his annual base compensation will be $375,000, which will be retroactive to May 22, 2005 when Mr. McVeigh assumed this interim role.

The Compensation Committee also approved for Mr. McVeigh a performance bonus of $50,000 for the first quarter of fiscal year 2006, provided he remains in the capacity of interim CEO or is serving as CEO on the last day of the first fiscal quarter, and the Compensation Committee determines Mr. McVeigh has met all performance goals as outlined in the Interim CEO Q1 FY06 Bonus Plan, a summary of which is attached hereto as Exhibit 99.1. If the Company hires a permanent CEO to replace Mr. McVeigh during the first quarter of fiscal year 2006, and provided Mr. McVeigh has not terminated his employment with the Company for any reason (including death or disability) or been terminated by the Company for cause, Mr. McVeigh will be deemed to have earned the $50,000 performance bonus for the first quarter of fiscal year 2006. Upon termination of Mr. McVeigh’s services as interim CEO, Mr. McVeigh’s compensation will be governed by the terms of his offer letter, which was effective February 7, 2005 and was previously filed with the SEC as an exhibit to the Company’s Form 8-K filed on February 10, 2005. A summary of interim CEO compensation is set forth on Exhibit 99.1 hereto.

As part of the Company’s reorganization plan, as more fully described in Item 2.05, below, on June 28, 2005, the Company’s Board of Directors appointed Michael Kelley as Senior Vice President, Research and Development and an executive officer of the Company. The Compensation Committee, on June 28, 2005, approved a base salary of $275,000 per year for Mr. Kelley. Further, the Compensation Committee determined that Mr. Kelley would be eligible to earn a target bonus of 50% of his base salary in accordance with the terms of the PalmSource FY2006 Bonus Plan when such Plan is finalized and approved by the Compensation Committee. The Compensation Committee further approved the extension to Mr. Kelley of the benefits of the Management Retention Agreement and Severance Agreement on substantially the same terms as for other executive officers, which, if accepted by Mr. Kelley, will be filed as amendment to Item 9.01(c) of this Form 8-K. A summary of Mr. Kelley’s compensation is set forth on Exhibit 99.2 hereto.

On June 28, 2005, the Compensation Committee determined that continuity and retention of the interim CEO, Chief Financial Officer and Senior Vice President, Research and Development are important in the first quarter of fiscal year 2006 in order to develop and implement the Company’s strategic plan for fiscal year 2006. The Compensation Committee agreed that, provided Mr. McVeigh, Ms. Jeanne Seeley, and Mr. Kelley, are individually serving in their respective capacities as interim CEO, Chief Financial Officer and Senior Vice President, Research and Development on the last fiscal day of the first quarter of fiscal year 2006, they will receive the number of fully vested shares of the Company’s common stock, at par value, listed below.

Executive	Shares of Common Stock
Patrick McVeigh, interim CEO	6,500
Jeanne Seeley, Chief Financial Officer	5,500
Michael Kelley, Senior Vice President, Research and Development	2,650

As part of the Company’s reorganization plan, as more fully described in Item 2.05, below, the Company’s Board of Directors approved modifications to the Company’s severance agreements with Gabrielle Schindler, Senior Vice President Worldwide Marketing, and Lawrence Slotnick, Chief Products Officer, on the anticipation that each will accept the additional severance benefits described below (the “Severance Benefits”). All severance benefits are conditioned upon Ms. Schindler and Mr. Slotnick executing a release of all claims against the Company in a form acceptable to the Company.

In addition to the severance benefits in the PalmSource, Inc. Amended and Restated Severance Agreement dated as of August 14, 2003 between the Company and Ms. Schindler, which was previously filed with the SEC as an exhibit to the Company’s Form S-4 (No. 333-106830) and is incorporated herein by reference, Ms. Schindler will be offered additional vesting of the remainder of her shares of restricted stock, which otherwise would have fully vested on August 4, 2005 (20,452 shares of restricted stock), and a payment of $13,750 for the individual performance factor payout under the PalmSource FY2005 Bonus Plan (the “Bonus Plan”) for the fourth fiscal quarter and full fiscal year 2005 assessment periods.

In addition to the severance benefits in the Severance Agreement dated as of June 6, 2003 between the Company and Mr. Slotnick, which was previously filed with the SEC as an exhibit to the Company’s Form S-4 (No. 333-106830) and is incorporated herein by reference, Mr. Slotnick will be offered additional vesting of the remainder of his shares of restricted stock, which otherwise would have fully vested on July 29, 2005 and August 4, 2005 (17,062 shares of restricted stock), and a payment of $8,688 for the individual performance factor payout under the Bonus Plan for the fourth fiscal quarter and full fiscal year 2005 assessment periods.

Item 2.02. Results of Operations and Financial Condition.

The information in this Item 2.02 of this report is being furnished and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934.

On June 29, 2005, PalmSource issued a press release announcing its financial results for the fourth fiscal quarter and fiscal year ended June 3, 2005 and certain other information. A copy of the press release is furnished as Exhibit 99.3 to this Form 8-K.

The attached press release contains certain non-GAAP financial measures. For purposes of Regulation G, a non-GAAP financial measure is a numerical measure of a company’s performance, financial position, or cash flows that either excludes or includes amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with GAAP. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. To supplement our consolidated financial statements presented in accordance with GAAP, PalmSource has supplied non-GAAP measures of net income (loss) and earnings per share, which are adjusted from results based on GAAP to exclude certain expenses. The Company believes that these non-GAAP measures provide useful information to both management and investors by excluding certain expenses that may not be indicative of the Company’s core operating results. These measures should be considered in addition to results prepared in accordance with GAAP, but are not a substitute for or superior to GAAP results. These non-GAAP measures included in the attached press release have been reconciled to the nearest GAAP measure.

The press release also includes “safe harbor” language indicating that certain statements about PalmSource’s business and other matters contained in the press release are “forward-looking” rather than “historic.” A more thorough discussion of certain factors which may affect PalmSource’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PalmSource’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004 and Quarterly Reports for the fiscal quarter ended August 27, 2004, November 26, 2004 and February 25, 2005 which are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

Item 2.05. Cost Associated with Exit or Disposal Activities.

At a meeting of the Company’s Board of Directors on June 28, 2005, the board adopted and approved a reorganization plan to align the Company’s resources with its strategic business objectives. As part of the plan, the Company will reorganize its product development, marketing and sales organizations and reduce the Company’s full-time head count in the United States by approximately 16%. As part of this reorganization, the Company expects to incur up to $2.7 million in pre-tax restructuring charges in its fourth fiscal quarter 2005 and cash expenditure of approximately $2.7 million primarily related to employee severance arrangements during the first fiscal quarter of 2006. The Company expects to be able to complete its restructuring activities in the first fiscal quarter of 2006. Included in the restructuring costs are severance costs (exclusive of any charges for restricted stock) for Ms. Schindler and Mr. Slotnick described above and the severance costs for Doreen S. Yochum, the Company’s Chief Administrative Officer, as described in Item 5.02, below.

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

As a result of the Company’s reorganization described above, after August 19, 2005, the Company will no longer require the services of Doreen S. Yochum, Chief Administrative Officer. Upon termination, Ms. Yochum will be entitled to the benefits of the Severance Agreement entered into between the Company and Ms. Yochum on August 14, 2003 (the “Severance Agreement”) in exchange for a release of all claims against the Company. The Severance Agreement was previously filed with the SEC as an exhibit to the Company’s Form S-4 (No. 333-106830) and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(c) Exhibits

99.1 Summary of the interim CEO Compensation and Interim CEO Q1 FY06 Bonus Plan.

99.2 Summary of Senior Vice President, Research and Development Compensation.

The following exhibit is furnished with this report:

99.3 Press release dated June 29, 2005 containing financial information for PalmSource, Inc. for the fourth fiscal quarter and fiscal year ended June 3, 2005, and forward-looking statements relating to PalmSource’s performance during the first quarter of fiscal year 2006.

In addition to historical information, this Current Report on Form 8-K contains “forward-looking statements” within the meaning of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended. These statements involve risks and uncertainties that could cause the Company’s actual results to differ materially from the future results expressed or implied by the forward-looking statements. All statements other than statements of historical facts included in this Current Report on Form 8-K, including statements regarding the Company’s financial results and anticipated restructuring charges, are forward-looking. A more thorough discussion of certain factors which may affect PalmSource’s operating results is included, among other sections, under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in PalmSource’s Annual Report on Form 10-K for the fiscal year ended May 28, 2004 and Quarterly Reports for the fiscal quarter ended August 27, 2004, November 26, 2004 and February 25, 2005 which are on file with the SEC and available at the SEC’s website (http://www.sec.gov).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PalmSource, Inc.

Date: June 29, 2005	By:	/s/ Jeanne Seeley
Jeanne Seeley
Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description of Exhibits.
99.1	Summary of the interim CEO Compensation and Interim CEO Q1 FY06 Bonus Plan.

99.2	Summary of Compensation of Senior Vice President, Research and Development.

99.3	Press Release, dated June 29, 2005, containing financial information for PalmSource, Inc. for the fourth fiscal quarter and fiscal year ended June 3, 2005 and forward-looking statements relating to PalmSource’s performance during the first quarter of fiscal year 2006.